UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of earliest event reported): December 3, 2013

LIME ENERGY CO.

(Exact name of registrant as specified in its charter)

DELAWARE	001-16265	36-4197337
(State or other jurisdiction of incorporation)	(Commission File #)	(IRS Employer Identification No.)

16810 Kenton Drive, Suite 240, Huntersville, NC 28078

(Address of principal executive offices)

(704) 892-4442
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment (this “Amendment No. 1”) to the Current Report on Form 8-K filed by Lime Energy Co. (the “Company”), with the U.S. Securities and Exchange Commission on December 4, 2013 (the “Original Filing”). The sole purpose of this Amendment No. 1 is to disclose the Company’s determination as to how frequently it will conduct advisory votes on executive compensation.

Item 5.07                  Submission of Matters to a Vote of Security Holders.

On December 3, 2013, at the 2013 Annual Meeting of Stockholders of the Company, the Company’s stockholders voted on, among other matters, an advisory proposal on the frequency of holding future advisory votes on executive compensation. As previously reported in the Original Filing, the Company’s stockholders determined, on an advisory basis, that such stockholders’ preferred frequency of an advisory vote on the Company’s executive compensation is every three years.

Consistent with the stated preference of the Company’s stockholders, the Board of Directors of the Company determined that the Company will include an advisory vote on executive compensation in the Company’s proxy materials once every three years until the next required vote on the frequency of shareholder votes on the compensation of executives.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIME ENERGY CO.

Dated: February 20, 2014	By:	/s/ Jeffrey Mistarz
Jeffrey Mistarz
Executive Vice President,
Chief Financial Officer & Treasurer